Exhibit 99.1

Square, Inc. Announces $350 Million Convertible Notes Offering

SAN FRANCISCO, Calif., February 27, 2017 — Square, Inc. (“Square”) (NYSE: SQ) today announced its intention to offer, subject to market conditions and other factors, $350 million aggregate principal amount of convertible senior notes due in 2022 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). Square also expects to grant the initial purchasers of the Notes a 30-day option to purchase up to an additional $52.5 million aggregate principal amount of the Notes solely to cover over-allotments, if any.

The Notes will be senior, unsecured obligations of Square, and interest will be payable semi-annually in arrears. The Notes will be convertible into cash, shares of Square’s Class A common stock (“Class A common stock”), or a combination thereof, at Square’s election. The interest rate, conversion rate, and other terms of the Notes are to be determined upon pricing of the offering.

In connection with the pricing of the Notes, Square expects to enter into privately negotiated convertible note hedge transactions with one or more of the initial purchasers or their affiliates or other financial institutions (the “hedge counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution to the Class A common stock upon any conversion of the Notes and/or offset the cash payments Square is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price of the Class A common stock is greater than the strike price of those convertible note hedge transactions. Square also expects to enter into privately negotiated warrant transactions with the hedge counterparties. The warrant transactions could separately have a dilutive effect to the extent that the market value per share of Class A common stock exceeds the strike price of any warrant transactions, unless Square elects, subject to certain conditions set forth in the related warrant confirmations, to settle the warrant transactions in cash. If the initial purchasers exercise their over-allotment option to purchase additional Notes, Square intends to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties.

Square expects that, in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the hedge counterparties or their respective affiliates may purchase shares of the Class A common stock and/or enter into various derivative transactions with respect to the Class A common stock concurrently with, or shortly after, the pricing of the Notes. These activities could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the Notes at that time. In addition, Square expects that the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivative transactions with respect to the Class A common stock and/or by purchasing or selling shares of the Class A common stock or other securities of Square in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period relating to a conversion of the Notes or in connection with any repurchase of Notes by Square). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the Notes.

Square expects to use a portion of the net proceeds of the offering of the Notes to pay the cost of the convertible note hedge transactions described above (after such cost is partially offset by the proceeds to Square of the warrant transactions described above) and to use the remaining proceeds of the offering for general corporate purposes.

The Notes will only be offered to qualified institutional buyers pursuant to Rule 144A under the Act. Neither the Notes nor the shares of Class A common stock issuable upon conversion of the Notes, if any, have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Media Contact:

press@squareup.com

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Investor Relations Contact:

ir@squareup.com